Exhibit 99.1

Contact:	D. Anthony Peay - (804) 632-2112
Executive Vice President/Chief Financial Officer

Distribute to:	Virginia State Daily and Weekly / Local News Lines

April 17, 2008	Traded: NASDAQ	Symbol: UBSH

Rex A. Hockemeyer Joins Union Bankshares Corporation as New Head of

Information Technology and Operations

FOR IMMEDIATE RELEASE (Bowling Green, Virginia) — Union Bankshares Corporation (NASDAQ: UBSH) has announced that Rex A. Hockemeyer has been hired as the executive vice president and director of information technology and operations. He will lead the operations, information technology and data management divisions.

Hockemeyer will succeed David S. Wilson, the current Executive Vice President of Information Technology and Data Management, who will retire from Union Bankshares in September 2008.

“We are extremely pleased with Rex’s decision to join Union Bankshares,” President and Chief Executive Officer G. William Beale said. “He brings a wealth of leadership in financial service operations, and we believe he will be a tremendous asset in the future growth of our organization.”

“I am honored to have the opportunity to lead Union Bankshares Corporation’s technology and operations divisions and look forward to enhancing the company’s excellent services in these areas,” said Hockemeyer.

Hockemeyer has more than 29 years of experience in banking and financial operations. He comes to Union Bankshares Corporation from Professional Bank Services Inc., where he most recently provided consulting services to the financial industry in the areas of strategic technology planning and governanance, IT audit, systems conversion and business consolidations & acquisitions. Prior to joining Professional Bank Services Inc., Hockemeyer was the president and chief executive officer for Service Corporation, an affiliate company of First Financial Bancorp. At Service Corporation he led a service bureau that provided back-office and technology services to 15 affiliate banks across four states with combined assets of $3.9 billion. Prior to joining First Financial Bancorp, Hockemeyer was assistant vice president with Citibank in Arizona. He began his banking career with First National Bank of Cincinnati, which is now part of U.S. Bank.

A native of New Haven, Indiana, Hockemeyer earned his bachelor’s degree in finance and economics at Ball State University. He holds a master’s in business administration from the Williams College of Business at Xavier University in Ohio. He also served in the United States Air Force from 1972 - 1976. He will reside in Virginia with his wife Deborah and their two sons.

About Union Bankshares Corporation

Union Bankshares Corporation is one of the largest community banking organizations based in Virginia, providing full service banking to the Northern, Central, Rappahannock, Tidewater and Northern Neck regions of Virginia through its bank subsidiaries, Union Bank and Trust Company, Northern Neck State Bank, Rappahannock National Bank and Bay Community Bank. Union Bank and Trust Company also operates a loan production office in Manassas. In addition to banking services, Union Investment Services, Inc. provides full brokerage services; Union Mortgage Group, Inc. provides a full line of mortgage products; and Union Insurance Group, LLC offers various lines of insurance products. Bay Community Bank also owns a non-controlling interest in Johnson Mortgage Company, LLC. Additional information is available on the Company’s website at www.ubsh.com. The shares of the Company are traded on the NASDAQ Global Select Market under the symbol “UBSH”.

Forward-Looking Statements

Certain statements in this report may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results or otherwise and are not statements of historical fact. Such statements are often characterized by the use of qualified words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate” or other statements concerning opinions or judgment of the Company and its management about future events. Although the Company believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to, the effects of and changes in: general economic conditions, the interest rate environment, legislative and regulatory requirements, competitive pressures, new products and delivery systems, inflation, changes in the stock and bond markets, technology, and consumer spending and savings habits. The Company does not update any forward-looking statements that may be made from time to time by or on behalf of the Company.

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